Exhibit 99.1

CommScope Reports Third Quarter 2017 Results

•	Third Quarter Highlights
o	Sales of $1.13 billion, consistent with guidance
o	Operating income of $127 million and adjusted operating income (excluding special items) of $224 million
o	Net income of $0.26 per diluted share
o	Adjusted net income (excluding special items) of $0.55 per diluted share

HICKORY, NC, November 1, 2017—CommScope Holding Company, Inc. (NASDAQ: COMM), a global leader in infrastructure solutions for communications networks, reported sales of $1.13 billion and net income of $51 million, or $0.26 per diluted share, for the quarter ended September 30, 2017. Non-GAAP adjusted net income for the third quarter of 2017 was $107 million, or $0.55 per diluted share. A reconciliation of reported GAAP results to non-GAAP results is attached.

In comparison, for the quarter ended September 30, 2016, CommScope reported sales of $1.29 billion and net income of $94 million, $0.48 per diluted share. Non-GAAP adjusted net income for the third quarter of 2016 was $159 million, or $0.81 per diluted share.

“We are pleased to deliver results at the upper end of our expectations despite a challenging industry environment,” said President and Chief Executive Officer Eddie Edwards. “To ensure CommScope is well positioned for success and value creation in the face of market headwinds, we are prudently managing costs while still providing our customers with the same world-class differentiated solutions and service. We will continue to take action to increase operational and financial performance, including adjusting pricing on certain enterprise products.

“As we look ahead to 2018, we expect a return to growth. We are particularly encouraged by our opportunities in North America with wireless and fiber deployments as well as growth within hyperscale data centers.”

Third Quarter 2017 Overview

Third quarter 2017 sales declined year over year in all major geographic regions. Foreign exchange rate changes positively impacted revenue by about 1 percent year over year. Additionally, the year-ago quarter included an extra week of BNS results.

Operating income in the third quarter of 2017 declined 30 percent year over year to $127 million. Non-GAAP adjusted operating income, which excludes amortization of purchased intangibles, integration and transaction costs, restructuring costs and other special items, declined 25 percent year over year to $224 million. The decreases in operating income and non-GAAP adjusted operating income were primarily driven by lower sales volumes, partially offset by lower incentive compensation expense and the benefit of cost reduction initiatives.

Third Quarter 2017 Segment Overview

Third quarter Connectivity Solutions segment sales declined 13 percent year over year to $709 million. Modest growth in the Europe, Middle East and Africa region was more than offset by lower sales in the U.S., Asia-Pacific and Latin American regions. Lower sales at three large customers drove approximately three-quarters of the revenue decline. These customers include a North American service provider, a Southeast Asian service provider and a hyperscale data center customer. Foreign exchange rate changes positively impacted revenue by about 1 percent from the year-ago period.

Connectivity Solutions operating income declined 32 percent year over year to $71 million, while non-GAAP adjusted operating income decreased 26 percent year over year to $139 million, or 20 percent of segment sales. The decreases in operating income and non-GAAP adjusted operating income were primarily driven by lower sales volumes, partially offset by lower incentive compensation expense and the benefit of cost reduction initiatives.

Third quarter Mobility Solutions segment sales declined 12 percent year over year to $420 million. Year-over-year growth in the Asia-Pacific region was more than offset by declines in all other major geographic regions. The decrease is due primarily to a continuation of softness in spending at a certain North American service provider. Foreign exchange rate changes had a positive impact of 1 percent on Mobility Solutions segment sales compared to the year-ago period.

Mobility Solutions operating income declined 27 percent year over year to $56 million, while non-GAAP adjusted operating income decreased 21 percent year over year to $84 million, or 20 percent of segment sales. Both operating income and non-GAAP adjusted operating income were impacted by lower sales volumes and unfavorable geographic mix, partially offset by lower incentive compensation expense.

Stock Repurchase Program

On August 2, 2017, the Board of Directors authorized the repurchase of up to $100 million of CommScope’s outstanding common stock. During the third quarter of 2017, the company repurchased $75 million of its common stock, or 2.3 million shares, at an average cost of $32.47 per share.

Debt Repayment

The company voluntarily repaid $25 million of its term loans during the third quarter of 2017 and repaid an additional $100 million of its term loans in October 2017. CommScope has repaid $940 million of its debt since the BNS acquisition in August 2015.

Outlook

CommScope management provided the following fourth quarter and full year 2017 guidance.

Fourth Quarter 2017 Guidance:

•	Revenue of $1.09 billion – $1.14 billion

•	Operating income of $105 million – $120 million

•	Non-GAAP adjusted operating income of $195 million – $215 million

•	Earnings per diluted share of $0.09 – $0.14, based on 195 million weighted average diluted shares

•	Non-GAAP adjusted earnings per diluted share of $0.43 – $0.50

•	Non-GAAP adjusted effective tax rate of approximately 37 percent

Full Year 2017 Guidance:

•	Revenue of $4.53 billion – $4.58 billion

•	Operating income of $491 million – $506 million

•	Non-GAAP adjusted operating income of $878 million – $898 million

•	Earnings per diluted share of $0.80 – $0.85, based on 197 million weighted average diluted shares

•	Non-GAAP adjusted earnings per diluted share of $2.10 – $2.17

•	Non-GAAP adjusted effective tax rate of approximately 35 percent

•	Cash flow from operations > $500 million

A reconciliation of GAAP to non-GAAP outlook is attached.

While full year revenue guidance is within management’s previous guidance range for 2017, margins are expected to be lower than previously anticipated due to unfavorable geographic and product mix and higher material costs. The company has taken action to raise pricing on certain enterprise products and expects to benefit from these actions beginning in the first quarter of 2018.

Conference Call, Webcast and Investor Presentation

As previously announced, CommScope will host a conference call today at 8:30 a.m. ET in which management will discuss third quarter 2017 results. The conference call will also be webcast.

To participate in the conference call, dial 844-397-6169 (US and Canada only) or +1 478-219-0508. The conference identification number is 97613753. Please plan to dial in 15 minutes before the start of the call to facilitate a timely connection. The live, listen-only audio of the call and corresponding presentation will be available through a link on CommScope’s Investor Relations page.

A webcast replay will be archived on CommScope’s website for a limited period of time following the conference call.

END

About CommScope

CommScope (NASDAQ: COMM) helps design, build and manage wired and wireless networks around the world. As a communications infrastructure leader, we shape the always-on networks of tomorrow. For more than 40 years, our global team of greater than 20,000 employees, innovators and technologists have empowered customers in all regions of the world to anticipate what’s next and push the boundaries of what’s possible. Discover more at http://www.commscope.com/

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Investor Contact:

Jennifer Crawford, CommScope

+1 828-323-4970

jennifer.crawford@commscope.com

News Media Contact:

Rick Aspan, CommScope

+1 708-236-6568

publicrelations@commscope.com

Non-GAAP Financial Measures

CommScope management believes that presenting certain non-GAAP financial measures enhances an investor’s understanding of our financial performance. CommScope management further believes that these financial measures are useful in assessing CommScope’s operating performance from period to period by excluding certain items that we believe are not representative of our core business. CommScope management also uses certain of these financial measures for business planning purposes and in measuring CommScope’s performance relative to that of its competitors. CommScope management believes these financial measures are commonly used by investors to evaluate CommScope’s performance and that of its competitors. However, CommScope’s use of the terms non-GAAP adjusted operating income, non-GAAP adjusted EBITDA, non-GAAP adjusted net income and non-GAAP adjusted earnings per share may vary from that of others in its industry. These financial measures should not be considered as alternatives to operating income (loss), net income (loss) or any other performance measures derived in accordance with U.S. GAAP as measures of operating performance, operating cash flows or liquidity.

Forward Looking Statements

This press release or any other oral or written statements made by us or on our behalf may include forward-looking statements that reflect our current views with respect to future events and financial performance. These forward-looking statements are generally identified by their use of such terms and phrases as “intend,” “goal,” “estimate,” “expect,” “project,” “projections,” “plans,” “anticipate,” “should,” “could,” “designed to,” “foreseeable future,” “believe,” “think,” “scheduled,” “outlook,” “target,” “guidance” and similar expressions, although not all forward-looking statements contain such terms. This list of indicative terms and phrases is not intended to be all-inclusive.

These statements are subject to various risks and uncertainties, many of which are outside our control, including, without limitation, our ability to integrate the BNS business in a timely and cost-effective manner; our reliance on TE Connectivity for transition services for the BNS business; our ability to realize expected growth opportunities and cost savings from the BNS business; our dependence on customers’ capital spending on data and communication systems; concentration of sales among a limited number of customers and channel partners; changes in technology; industry competition and the ability to retain customers through product innovation, introduction and marketing; risks associated with our sales through channel partners; changes to the regulatory environment in which our customers operate; product quality or performance issues and associated warranty claims; our ability to maintain effective management information systems and to successfully implement major systems initiatives; cyber-security incidents, including data security breaches or computer viruses; the risk our global manufacturing operations suffer production or shipping delays, causing difficulty in meeting customer demands; the risk that internal production capacity or that of contract manufacturers may be insufficient to meet customer demand or quality standards for our products; changes in cost and availability of key raw materials, components and commodities and the potential effect on customer pricing; risks associated with our dependence on a limited number of key suppliers for certain raw material and components; the risk that contract manufacturers we rely on encounter production, quality, financial or other difficulties; our ability to fully realize anticipated benefits from prior or future acquisitions or equity investments; potential difficulties in realigning global manufacturing capacity and capabilities among our global manufacturing facilities, including delays or challenges related to removing, transporting or reinstalling equipment, that may affect our ability to meet customer demands for products; possible future restructuring actions; substantial indebtedness and maintaining compliance with debt covenants; our ability to incur additional indebtedness; our ability to generate cash to service our indebtedness; possible future impairment charges for fixed or intangible assets, including goodwill; income tax rate variability and ability to recover amounts recorded as deferred tax assets; our ability to recover value-added and similar tax receivables; our ability to attract and retain qualified key employees; labor unrest; obligations under our defined benefit employee benefit plans may require plan contributions in excess of current estimates; significant international operations exposing us to economic, political and other risks, including the impact of variability in foreign exchange rates; our ability to comply with governmental anti-corruption laws and regulations and export and import controls worldwide; our ability to compete in international markets due to export and import controls to which we may be subject; changes in the laws and policies in the United States affecting trade; cost of protecting or defending intellectual property; costs and challenges of compliance with domestic and foreign environmental laws; and other factors beyond our control. These and other factors are discussed in greater detail in our 2016 Annual Report on Form 10-K. Although the information contained in this press release represents our best judgment as of the date of this report based on information currently available and reasonable assumptions, we can give no assurance that the expectations will be attained or that any deviation will not be material. Given these uncertainties, we caution you not to place undue reliance on these forward-looking statements, which speak only as of the date made. We are not undertaking any duty or obligation to update this information to reflect developments or information obtained after the date of this report, except as otherwise may be required by law.

CommScope Holding Company, Inc.

Condensed Consolidated Statements of Operations

(Unaudited — In thousands, except per share amounts)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2017	2016	2017	2016
Net sales	$1,128,775	$1,293,948	$3,440,150	$3,744,715
Operating costs and expenses:
Cost of sales	699,145	751,097	2,082,910	2,201,014
Selling, general and administrative	184,671	220,835	603,594	664,365
Research and development	44,498	48,430	140,280	152,554
Amortization of purchased intangible assets	68,271	74,639	202,890	224,270
Restructuring costs, net	5,360	10,826	24,521	24,503
Asset impairments	—	7,375	—	22,668

Total operating costs and expenses	1,001,945	1,113,202	3,054,195	3,289,374

Operating income	126,830	180,746	385,955	455,341
Other income (expense), net	1,807	(7,546)	(13,414)	(21,898)
Interest expense	(61,798)	(68,349)	(192,769)	(215,024)
Interest income	1,180	1,023	3,784	4,750

Income before income taxes	68,019	105,874	183,556	223,169
Income tax expense	(16,862)	(12,043)	(43,373)	(54,797)

Net income	$51,157	$93,831	$140,183	$168,372

Earnings per share:
Basic	$0.27	$0.49	$0.73	$0.88
Diluted (a)	$0.26	$0.48	$0.71	$0.86

Weighted average shares outstanding:
Basic	191,824	192,719	192,973	192,275
Diluted (a)	195,815	196,598	197,387	196,141
(a) Calculation of diluted earnings per share:
Net income (basic and diluted)	$51,157	$93,831	$140,183	$168,372

Weighted average shares (basic)	191,824	192,719	192,973	192,275
Dilutive effect of equity-based awards	3,991	3,879	4,414	3,866

Denominator (diluted)	195,815	196,598	197,387	196,141

See notes to unaudited condensed consolidated financial statements included in our Form 10-Q.

CommScope Holding Company, Inc.

Condensed Consolidated Balance Sheets

(Unaudited — In thousands, except share amounts)

	September 30, 2017	December 31, 2016
Assets
Cash and cash equivalents	$411,242	$428,228
Accounts receivable, less allowance for doubtful accounts of $19,060 and $17,211, respectively	930,739	952,367
Inventories, net	485,062	473,267
Prepaid expenses and other current assets	166,905	139,902

Total current assets	1,993,948	1,993,764
Property, plant and equipment, net of accumulated depreciation of $371,114 and $303,734, respectively	477,718	474,990
Goodwill	2,877,813	2,768,304
Other intangible assets, net	1,698,507	1,799,065
Other noncurrent assets	98,559	105,863

Total assets	$7,146,545	$7,141,986

Liabilities and Stockholders’ Equity
Accounts payable	$407,635	$415,921
Other accrued liabilities	309,355	429,397
Current portion of long-term debt	—	12,500

Total current liabilities	716,990	857,818
Long-term debt	4,548,016	4,549,510
Deferred income taxes	182,855	199,121
Pension and other postretirement benefit liabilities	28,907	31,671
Other noncurrent liabilities	119,143	109,782

Total liabilities	5,595,911	5,747,902
Commitments and contingencies
Stockholders’ equity:
Preferred stock, $.01 par value: Authorized shares: 200,000,000; Issued and outstanding shares: None	—	—
Common stock, $0.01 par value: Authorized shares: 1,300,000,000; Issued and outstanding shares: 190,761,714 and 193,837,437, respectively	1,971	1,950
Additional paid-in capital	2,322,747	2,282,014
Retained earnings (accumulated deficit)	(449,579)	(589,556)
Accumulated other comprehensive loss	(119,338)	(285,113)
Treasury stock, at cost: 6,322,910 shares and 1,129,222 shares, respectively	(205,167)	(15,211)

Total stockholders’ equity	1,550,634	1,394,084

Total liabilities and stockholders’ equity	$7,146,545	$7,141,986

See notes to unaudited condensed consolidated financial statements included in our Form 10-Q.

CommScope Holding Company, Inc.

Condensed Consolidated Statements of Cash Flows

(Unaudited — In thousands)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2017	2016	2017	2016
Operating Activities:
Net income	$51,157	$93,831	$140,183	$168,372
Adjustments to reconcile net income to net cash generated by operating activities:
Depreciation and amortization	92,090	100,953	282,543	301,450
Equity-based compensation	10,974	8,375	31,572	26,621
Deferred income taxes	(5,903)	(45,920)	(19,976)	(94,239
Asset impairments	—	7,375	—	22,668
Changes in assets and liabilities:
Accounts receivable	15,079	41,195	59,054	(96,337
Inventories	54,033	(5,094)	11,790	(23,480
Prepaid expenses and other assets	(20,909)	2,401	(22,682)	12,540
Accounts payable and other liabilities	(57,728)	53,735	(178,505)	218,590
Other	6,579	9,000	31,426	14,929

Net cash generated by operating activities	145,372	265,851	335,405	551,114
Investing Activities:
Additions to property, plant and equipment	(20,575)	(17,476)	(51,152)	(49,660
Proceeds from sale of property, plant and equipment	38	195	5,016	3,935
Cash paid for acquisitions, including purchase price adjustments, net of cash acquired	(105,249)	(3,549)	(105,249)	2,714
Other	3,120	1,831	9,898	3,487

Net cash used in investing activities	(122,666)	(18,999)	(141,487)	(39,524
Financing Activities:
Long-term debt repaid	(25,000)	(239,755)	(805,379)	(546,025
Long-term debt proceeds	—	—	780,379	—
Debt issuance and modification costs	—	—	(8,363)	—
Debt extinguishment costs	—	(7,840)	(14,800)	(17,779
Cash paid for repurchase of common stock	(75,000)	—	(175,000)	—
Proceeds from the issuance of common shares under equity-based compensation plans	297	1,646	8,803	8,637
Tax withholding payments for vested equity-based compensation awards	(98)	(150)	(14,956)	(2,946

Net cash used in financing activities	(99,801)	(246,099)	(229,316)	(558,113
Effect of exchange rate changes on cash and cash equivalents	3,846	479	18,412	914

Change in cash and cash equivalents	(73,249)	1,232	(16,986)	(45,609
Cash and cash equivalents at beginning of period	484,491	516,043	428,228	562,884

Cash and cash equivalents at end of period	$411,242	$517,275	$411,242	$517,275

See notes to unaudited condensed consolidated financial statements included in our Form 10-Q.

CommScope Holding Company, Inc.

Reconciliation of GAAP Measures to Non-GAAP Adjusted Measures

(Unaudited — In millions, except per share amounts)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2017	2016	2017	2016
Operating income, as reported	$126.8	$180.7	$386.0	$455.3

Adjustments:
Amortization of purchased intangible assets	68.3	74.6	202.9	224.3
Restructuring costs, net	5.4	10.8	24.5	24.5
Equity-based compensation	11.0	8.4	31.6	26.6
Asset impairments	—	7.4	—	22.7
Integration and transaction costs	12.0	14.7	38.2	45.1
Purchase accounting adjustments	—	—	—	0.6

Total adjustments to operating income	96.7	115.9	297.2	343.8

Non-GAAP adjusted operating income	$223.5	$296.7	$683.2	$799.1

Income before income taxes, as reported	$68.0	$105.9	$183.6	$223.2
Income tax expense, as reported	(16.9)	(12.0)	(43.4)	(54.8)

Net income, as reported	$51.2	$93.8	$140.2	$168.4
Adjustments:
Total pretax adjustments to operating income	96.7	115.9	297.2	343.8
Pretax amortization of deferred financing costs & OID (1)	3.2	6.1	18.8	16.9
Pretax loss on debt transactions (2)	—	7.8	16.0	17.8
Pretax net investment gains (2)	(2.4)	—	(9.0)	(0.5)
Tax effects of adjustments and other tax items (3)	(41.2)	(64.3)	(133.9)	(147.8)

Non-GAAP adjusted net income	$107.5	$159.3	$329.3	$398.6

Diluted EPS, as reported	$0.26	$0.48	$0.71	$0.86
Non-GAAP adjusted diluted EPS	$0.55	$0.81	$1.67	$2.03

(1)	Included in interest expense.
(2)	Included in other income (expense), net.
(3)	The tax rates applied to adjustments reflect the tax expense or benefit based on the tax jurisdiction of the entity generating the adjustment. There are certain items for which we expect little or no tax effect.

Note: Components may not sum to total due to rounding

See Description of Non-GAAP Financial Measures

CommScope Holding Company, Inc.
Sales by Region
(Unaudited — In millions)
Sales by Region
				% Change
	Q3 2017	Q2 2017	Q3 2016	Sequential	YOY
United States	$595.3	$643.9	$712.2	(7.5)%	(16.4)%
Europe, Middle East and Africa	231.0	235.8	233.9	(2.0)%	(1.2)%
Asia Pacific	218.6	203.8	245.9	7.3%	(11.1)%
Central and Latin America	62.2	56.1	69.2	10.9%	(10.1)%
Canada	21.7	34.5	32.7	(37.1)%	(33.6)%

Total Net Sales	$1,128.8	$1,174.1	$1,293.9	(3.9)%	(12.8)%

CommScope Holding Company, Inc.
Segment Information
(Unaudited — In millions)
Sales by Segment
				% Change
	Q3 2017	Q2 2017	Q3 2016	Sequential	YOY
Connectivity Solutions	$708.7	$725.7	$819.2	(2.3)%	(13.5)%
Mobility Solutions	420.1	448.4	474.7	(6.3)%	(11.5)%

Total Net Sales	$1,128.8	$1,174.1	$1,293.9	(3.9)%	(12.8)%

Non-GAAP Adjusted Operating Income by Segment
				% Change
	Q3 2017	Q2 2017	Q3 2016	Sequential	YOY
Connectivity Solutions	$139.3	$146.3	$189.5	(4.8)%	(26.5)%
Mobility Solutions	84.2	96.1	107.2	(12.4)%	(21.5)%

Total Non-GAAP Adjusted Operating Income	$223.5	$242.4	$296.7	(7.8)%	(24.7)%

Components may not sum to total due to rounding
See Description of Non-GAAP Financial Measures

CommScope Holding Company, Inc.
Reconciliation of GAAP to Non-GAAP Adjusted Operating Income by Segment
(Unaudited — In millions)

Third Quarter 2017 Non-GAAP Adjusted Operating Income Reconciliation by Segment
	Connectivity Solutions	Mobility Solutions	Total
Operating income, as reported	$71.2	$55.6	$126.8
Amortization of purchased intangible assets	44.2	24.1	68.3
Restructuring costs, net	5.6	(0.2)	5.4
Equity-based compensation	6.4	4.6	11.0
Integration and transaction costs	11.9	0.2	12.0

Non-GAAP adjusted operating income	$139.3	$84.2	$223.5
Non-GAAP adjusted operating margin %	19.7%	20.0%	19.8%

Second Quarter 2017 Non-GAAP Adjusted Operating Income Reconciliation by Segment
	Connectivity Solutions	Mobility Solutions	Total
Operating income, as reported	$74.8	$63.0	$137.8
Amortization of purchased intangible assets	42.9	24.1	67.0
Restructuring costs, net	9.6	4.2	13.8
Equity-based compensation	6.5	4.7	11.2
Integration and transaction costs	12.5	0.2	12.6

Non-GAAP adjusted operating income	$146.3	$96.1	$242.4
Non-GAAP adjusted operating margin %	20.2%	21.4%	20.6%

Third Quarter 2016 Non-GAAP Adjusted Operating Income Reconciliation by Segment
	Connectivity Solutions	Mobility Solutions	Total
Operating income, as reported	$104.8	$75.9	$180.7
Amortization of purchased intangible assets	49.4	25.2	74.6
Restructuring costs, net	8.4	2.5	10.8
Equity-based compensation	4.9	3.5	8.4
Asset impairments	7.4	—	7.4
Integration and transaction costs	14.6	0.2	14.7

Non-GAAP adjusted operating income	$189.5	$107.2	$296.7
Non-GAAP adjusted operating margin %	23.1%	22.6%	22.9%

Components may not sum to total due to rounding
See Description of Non-GAAP Financial Measures

CommScope Holding Company, Inc.
Adjusted Free Cash Flow
(Unaudited — In millions)

Adjusted Free Cash Flow
	Q3 2017	Q3 2016
Cash flow from operations	$145.4	$265.9
Integration and transaction costs	12.3	16.6
Capital expenditures	(20.6)	(17.5)
Capex related to BNS integration	—	2.5

Adjusted Free Cash Flow	$137.1	$267.5

See Description of Non-GAAP Financial Measures

CommScope Holding Company, Inc.
Quarterly Adjusted Operating Income and Adjusted EBITDA
(Unaudited — In millions)

GAAP to Non-GAAP Adjusted Operating Income and Adjusted EBITDA Reconciliation

	Q3 2017	Q2 2017	Q1 2017	Q4 2016	Q3 2016
Operating income, as reported	$126.8	$137.8	$121.4	$119.4	$180.7
Amortization of purchased intangible assets	68.3	67.0	67.6	72.9	74.6
Restructuring costs, net	5.4	13.8	5.4	18.4	10.8
Equity-based compensation	11.0	11.2	9.4	8.4	8.4
Asset impairments	—	—	—	15.9	7.4
Integration and transaction costs	12.0	12.6	13.5	17.2	14.7

Non-GAAP adjusted operating income	$223.5	$242.4	$217.3	$252.2	$296.7

Non-GAAP adjusted operating margin %	19.8%	20.6%	19.1%	21.4%	22.9%
Depreciation	20.6	20.2	20.0	20.2	20.2

Non-GAAP adjusted EBITDA	$244.1	$262.6	$237.3	$272.5	$316.9

Components may not sum to total due to rounding
See Description of Non-GAAP Financial Measures

CommScope Holding Company, Inc.
Reconciliation of GAAP Measures to Non-GAAP Adjusted Measures
(Unaudited — In millions, except per share amounts)

Outlook
	Three Months Ended December 31, 2017	Full Year 2017
Operating income	$105 -$120	$491 -$506

Adjustments:
Amortization of purchased intangible assets	$70	$270
Equity-based compensation	$10	$40
Restructuring costs, integration costs and other (1)	$10 -$15	$77 - $82

Total adjustments to operating income	$90 - $95	$387 - $392

Non-GAAP adjusted operating income	$195 - $215	$878 - $898

Diluted earnings per share	$0.09 - $0.14	$0.80 - $0.85

Adjustments (2):
Total adjustments to operating income	$0.32 -$0.33	$1.26 - $1.27
Debt-related costs and other special items (3)	$0.02 - $0.03	$0.04 - $0.05

Non-GAAP adjusted diluted earnings per share	$0.43 - $0.50	$2.10 - $2.17

(1)	Reflects projections for restructuring costs, integration costs and other special items. Actual adjustments may vary from projections.
(2)	The tax rates applied to projected adjustments reflect the tax expense or benefit based on the expected tax jurisdiction of the entity generating the projected adjustments. There are certain items for which we expect little or no tax effect.
(3)	Reflects projections for amortization of debt issuance costs, loss on debt extinguishment, net investment gains or losses and other tax items. Actual adjustments may vary from projections.

Our actual results may be impacted by additional events for which information is not currently available, such as additional restructuring activities, asset impairments, debt extinguishments, additional transaction and integration costs, foreign exchange rate fluctuations and other gains or losses related to events that are not currently known or measurable.

See Caution Regarding Forward-Looking Statements and Description of Non-GAAP Financial Measures.